Exhibit 99.1

Note: Net2Phone CEO Liore Alroy will host a conference call at 4:30 p.m. EST today. The call-in number is 913-981-5542. The call can be accessed at http://web.net2phone.com/about/investor/ or www.vcall.com

CONTACT:Sarah Hofstetter Net2Phone Corporate Communications 973-438-3838/sarah@net2phone.com

Net2Phone Reports 1st Quarter Fiscal 2006 Results
Revenue, Gross Profits, and Subscribers Increase; Bottom Line Improvements

Continued new partnerships and deployments with cable operators and other service providers

NEWARK, NJ –December 7, 2005 – Net2Phone Inc. (Nasdaq: NTOP), a leading Voice over IP service provider, today announced results for the first quarter of fiscal 2006 ended October 31, 2005.

Financial highlights for the quarter and recent achievements include:

•	Revenue of $21.7 million, representing the strongest quarter since the third quarter of 2003
•	Quarter-over-quarter improvements to gross profit and net loss for the third consecutive quarter
•	46% quarter-over-quarter increase in broadband telephony subscriber lines
•	Cable telephony services now marketed to more than 1.4 million homes
•	New contract with Telemar, the largest telecommunications provider in South America reaching 93 million people with more than 17 million fixed lines and 731,000 broadband subscribers

“I’m very pleased with the results of this quarter as both top and bottom line improvements concretely point to our ability to both grow the business and drive towards profitability,” said Liore Alroy, CEO of Net2Phone. “Continued interest from cable operators and other high-speed access providers clearly demonstrates additional growth opportunities from new and existing partners. With more of our partners now deploying commercially in the second quarter – including Atlantic Broadband and Telemar – I have even more confidence in the strength of our business.”

Revenue for the company for the first quarter totaled $21.7 million, up 4% from revenue of $20.8 million from the prior quarter, and up 7% as compared with revenue of $20.3 million in the first quarter of fiscal 2005.

Quarterly gross profit continues to improve, with first quarter of fiscal 2006 gross profit of $9.1 million on 42% gross margins, up from $8.6 million on 42% gross margins in the first quarter of fiscal 2005 and $8.6 million on 41% gross margins in the fourth quarter of fiscal 2005.

Net loss for the first quarter improved to ($7.2) million compared to a net loss of ($9.6) million in the prior quarter and net loss of ($8.2) million in the first quarter of 2005. The net loss in the first quarter of fiscal 2006 was favorably impacted by a $0.9 million adjustment, which corrected over statement of restructuring expense relating to fiscal years 2004 and 2005. Net income (loss) includes certain non-operational, non-cash and/or non-recurring items that management excludes in assessing the company's performance. As a result, the company also reports net income (loss) before special and non-cash items1 (adjusted for inventory obsolescence expense, non-recurring selling, general and administrative expense, depreciation and amortization, non-cash compensation, non-cash services provided by IDT, restructuring, severance impairment and other items, interest income net, and other income (loss)), which excludes the impact that these aforementioned items have on the company's financial results.

1	The schedule accompanying this release provides reconciliations to generally accepted accounting principles (GAAP) for all non-GAAP financial measures mentioned in this release.

Net loss before special and non-cash items for the quarter improved to ($4.0) million, as compared with net loss of ($4.4) million in the prior quarter, and ($4.1) million in the first quarter of 2005. Net income (loss) before special and non-cash items is not a term defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measurements used by other companies. Such non-GAAP measures should be considered in addition to, and not as a substitute for, performance measures calculated in accordance with GAAP.

The company believes that net income (loss) before special and non-cash items provides investors with a measure of the company’s operational and financial progress that corresponds with the measurements used by management. Management uses this measurement, instead of net income (loss), as a basis for allocating resources and making other daily operating decisions. The accompanying table includes a detailed reconciliation of net income (loss) reported in accordance with generally accepted accounting principles to net income (loss) before special and non-cash items.

Capital expenditures during the first quarter were $3.1 million, compared with $3.4 million in the prior quarter, and $2.6 million in the first quarter of 2005, reflecting Net2Phone’s investment in equipment to service its partners.

As of the end of the quarter, Net2Phone was servicing more than 57,000 broadband telephony subscriber lines, either directly or through third parties, up 46% from 39,000 subscriber lines at the end of the prior quarter and up 443% from 10,500 subscribers at the end of the first quarter of 2005.

As of October 31, 2005, cash, cash equivalents and marketable securities stood at $89.0 million, including $20.4 million of restricted funds. During November 2005, the Company received $18.8 million from Altice One, an investment fund with interests in cable properties, due to a recent change in ownership of those cable properties. Net2Phone had entered into cable telephony license agreements with three Altice One cable properties to offer Net2Phone’s VoIP solutions to its subscribers in Belgium, Luxembourg and France. Since Altice launched Net2Phone telephony services earlier this year, approximately 10,000 customers have subscribed. The agreements with Altice provide that, in the event of a change in control of any of the cable systems, Altice is required to either terminate the agreements and remit a predetermined buyout payment to Net2Phone, or cause an acquirer of a controlling interest to be bound by the agreements. On November 15, 2005, Altice notified Net2Phone that a third party had acquired a controlling interest in Altice, that the third party would not agree to be bound by all of Altice’s obligations under the agreements, and that therefore, the agreements were being terminated. On that day, Net2Phone received an $18.8 million payment from Altice.

The $18.8 million Altice payment is not reflected in the company’s first quarter financial statements, but will be recorded in Net2Phone’s second fiscal quarter ending January 31, 2006. The company expects the financial impact will include: writing off approximately $7 million of assets on its balance sheet (reported as “consideration paid to customers”), reviewing the valuation implications of redeploying certain fixed assets, increasing the company’s reported “cash, cash equivalents and marketable securities” by $18.8 million and recognizing a net gain from the termination of the Agreements. The Company is seeking an additional payment of approximately $29 million, as the initial $18.8 million is materially less than the predetermined buyout payment Net2Phone believes is required by the Agreements.

Distribution Channels
As mentioned last quarter, the Company will now be reporting revenue for each of its sales channels: International Reseller, Consumer, Carrier and Cable. By reporting the revenue generated through each of these channels, Net2Phone believes investors will gain a clearer understanding of the company’s trends, prospects and financial results.

International Reseller: Revenue from Net2Phone’s partnerships with non-cable third parties globally was $12.4 million in the first quarter, up 11% from the prior quarter’s revenue of $11.2 million and up 24% from revenue of $10.0 million in the first quarter of 2005. This significant growth is primarily attributable to the company’s ability to sell its VoiceLine broadband telephony service through multiple international channels, including telecommunications operators, ISPs, retail stores and local distributors in more than 60 countries. Net2Phone contracts with high-speed access providers to sell a full suite of VoIP products to consumers and small businesses. In the first quarter, Net2Phone launched telephony services for a number of service providers and recently announced an agreement to deliver broadband telephony solutions to Telemar, the largest telecommunications company in South America with more than 17 million fixed lines and 731,000 broadband subscribers that reach 93 million people.

Cable: Revenue from partnerships with cable operators was $1.5 million in the first quarter, up 11% from the prior quarter’s revenue of $1.3 million and up 342% from $0.3 million in the first quarter of 2005. As of the end of the first quarter, Net2Phone had executed contracts to serve cable operators serving franchises with over 3.2 million homes (including the Altice cable telephony properties), with cable telephony services marketed to more than 1.4 million of these homes.

Consumer: Revenue from Net2Phone’s direct-to-consumer products and services was $6.0 million in the first quarter, flat compared with the prior quarter’s revenue and down 4% from revenue of $6.2 million in the first quarter of 2005. Consumer products include rechargeable calling cards, PC2Phone, software-based calling applications, and Voiceline broadband telephony services sold directly. Net2Phone has more than 100,000 active subscribers using various consumer services – and the Company has kept that number stable for the past few years.

Carrier: Revenue from Net2Phone’s sale of traffic capacity to carriers was $1.9 million in the first quarter, down 17% from the prior quarter’s revenue of $2.3 million and down 50% from revenue of $3.8 million in the first quarter of 2005. Carrier is a low margin business. The primary focus of our Carrier business is to satisfy the Company’s wholesale carrier purchasing needs as required to support its various products and services. Revenue is generated via the sale of excess carrier capacity as market opportunities arise from time to time. The consistent decline in carrier revenue over the past five quarters reflects fewer excess capacity sales opportunities, and has dampened recent growth in the Company’s overall revenue.

Tender Offer
On November 10, 2005, IDT Corporation, our controlling stockholder, filed an unsolicited tender offer to purchase all of the outstanding shares of our common stock that IDT and its affiliates do not currently own for $2.00 per share in cash, without interest. On November 25, 2005, the Independent Committee of the Net2Phone Board of Directors filed a response to IDT's tender offer on a Schedule 14D-9. Applicable securities laws do not permit the Company to comment further on the tender offer, other than through the filing of an amendment to the Schedule 14D-9 by the Independent Committee of the Board of Directors. The Schedule 14D-9 is available for review on the SEC's website at www.sec.gov.

About Net2Phone
Net2Phone provides VoIP PacketCable, SIP and wireless solutions around the world. As a leader in turnkey hosted VoIP telephony services, Net2Phone has routed billions of VoIP minutes globally, servicing more than 100,000 users in the US as well as hundreds of thousands more overseas. Net2Phone provides partners with a SIP-based broadband telephony solution, calling cards, prefix dialing and enterprise services in over 100 countries. Net2Phone helps cable operators deliver a high-quality, primary-line-type service that includes emergency calling, basic and enhanced features. For more information about Net2Phone's products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect the Company's results include, but are not limited to, the Company's ability to satisfy in a timely manner the requirements of Section 404 of the Sarbanes-Oxley Act and the rules and regulations adopted pursuant thereto, the Company's ability to expand its customer base, the Company's ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute the Company's products and meet or renew their financial commitments, the Company's ability to address international markets, the effectiveness of the Company's sales and marketing activities, the acceptance of the Company's products in the marketplace, the timing and scope of deployments of the Company's products by customers, fluctuations in customer sales cycles, customers' ability to obtain additional funding, technical difficulties with respect to the Company's products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, the Company's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, the Company's ability to manage growth, obtain patent protection, and obtain additional funds, general economic conditions and other risks discussed in this Press Release and in the Company's filings with the Securities and Exchange Commission. In addition, the payment of any additional amount related to the termination of the Altice agreements or any execution of new agreements with Altice is uncertain and speculative, and may be affected by uncertainties associated with any continued negotiation, or arbitration if necessary, with Altice. Consequently, there can be no assurance that Net2Phone will receive any portion of this additional $29 million or will be able to execute new operating agreements on terms favorable to Net2Phone or at all. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statement or risk factors.

Net2Phone, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

(All Numbers in 000's except EPS Calculation)	1Q06	1Q05	4Q05
	October 31, 2005	October 31, 2004	July 31, 2005

Revenue	$21,726	$20,309	$20,817

Direct cost of revenue	12,608	11,720	12,219
Selling, general and administrative ˆ	15,466	13,378	15,795
Depreciation and amortization	2,183	1,894	2,141
Non-cash services provided by IDT	(283)	1,459	819
Restructuring, severance, impairment and other items	(585)	878	468

Total cost and expense	29,389	29,329	31,442

Miscellaneous Income	313	—	509

Loss from operations	$(7,350)	$(9,020)	$(10,116)

Interest income, net	244	622	411
Other Income (loss)	(103)	155	72

Net loss	$(7,209)	$(8,243)	$(9,633)

Net loss per common share-basic and diluted	$(0.09)	$(0.11)	$(0.13)

Weighted Average number of common shares used in the calculation of basic and diluted net loss per common share	76,664	77,028	76,345

Cash, cash equivalents and marketable securities*	$89,009	$125,846	$98,024
Fixed assets (net)	23,817	19,626	22,805
Total assets	137,174	160,534	141,830
Total Stockholders' Equity	91,055	123,758	95,619

	ˆ Includes non-cash compensation of $1,677; $683; $1,035, respectively
	* Includes restricted cash of $20,428; $21,281; $20,428, respectively

Net loss	$(7,209)	$(8,243)	$(9,633)
EXCLUDING
Inventory obsolescence expense	(9)	—	(11)
Non-recurring SG&A expense	(328)	—	(1,213)
Depreciation and amortization	(2,183)	(1,894)	(2,141)
Non-cash compensation	(1,677)	(683)	(1,035)
Non-cash services provided by IDT	283	(1,459)	(819)
Restructuring, severance, impairment and other items	585	(878)	(468)
Interest income, net	244	622	411
Other Income (loss)	(103)	155	72

Net loss before special and non-cash items	$(4,021)	$(4,106)	$(4,429)

Revenue by distribution channel
	The following table summarizes Net2Phone's revenue by business channel:

International Reseller	12,424	10,025	11,223
Cable	1,464	331	1,322
Consumer	5,969	6,190	6,014
Carrier	1,869	3,763	2,258

Consolidated Total	$21,726	$20,309	$20,817

Net2Phone, Inc.
Revenue by distribution channel
(unaudited)

(All Numbers in 000's)
	1Q06 October 31, 2005	4Q05 July 31, 2005	3Q05 April 30, 2005	2Q05 January 31, 2005 **	1Q05 October 31, 2004 *

The following table summarizes revenue by business channel:

International Reseller	12,424	11,223	10,838	9,286	10,025
Cable	1,464	1,322	452	330	331
Consumer	5,969	6,014	5,896	5,220	6,190
Carrier	1,869	2,258	2,629	2,980	3,763

Consolidated Total	$21,726	$20,817	$19,815	$17,816	$20,309

	* Includes a negative revenue adjustment of $286
	** Includes a negative revenue adjustment of $1,971